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Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dawson Geophysical Company:

We consent to the use of our report dated December 5, 2012, with respect to the consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows of Dawson Geophysical Company for the year ended September 30, 2012, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Dallas, Texas
December 16, 2014

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  Exhibit 23.6
Consent of Independent Registered Public Accounting Firm